As filed with the Securities and Exchange Commission on July 27, 2000
                                                 Registration No. 333- _________

                       SECURITIES AND EXCHANGE COMMISSION

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            MRV COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                            3577/3674                       06-1340090
   (State or Other Jurisdiction of       (Primary Standard Industrial              (I.R.S.
Employer Incorporation or Organization)   Classification Code Number)        Identification No.)


                              20415 Nordhoff Street
                          Chatsworth, California 91311
                                 (818) 773-0900
                              (818) 773-0906 (Fax)
                    (Address of Principal Executive Offices)

                         WILLIAM R. SPIVEY STOCK OPTION
                            (Full Title of the Plan)

                                   Noam Lotan
                      President and Chief Executive Officer
                              20415 Nordhoff Street
                          Chatsworth, California 91311
                                 (818) 773-0900
                              (818) 773-0906 (Fax)
                 (Name, Address, and Telephone Number, Including
                        Area Code, of Agent for Service)

                                   Copies to:
                               Mark A. Klein, Esq.
                           Kirkpatrick & Lockhart LLP
                         9100 Wilshire Boulevard, 8-East
                          Beverly Hills, CA 90212-3480
                            Telephone: (310) 273-1870
                            Facsimile: (310) 274-8357

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------
                                                                Proposed         Proposed
                                                                 Maximum          Maximum
                                                                Offering         Aggregate         Amount of
 Title of Securities to be Registered      Amount to be         Price per         Offering        Registration
                                            Registered          Share(1)          Price(1)            Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $00017 par value                316,315           $32.5625        $10,300,007          $2,719
-----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h)(1).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The documents containing information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed in paragraphs (a) through (c) below are hereby incorporated by reference in this Registration Statement. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereto from the date of filing of such documents.

        (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC on March 31, 2000, as amended by its Form 10-K/A filed with the SEC on July 19, 2000;

        (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31,2000 filed with the SEC on May 15, 2000 as amended by its Form 10-Q/A filed with the SEC on July 19, 2000;

        (c) Registrant's Current Reports on Form 8-K filed with the SEC on May 3, 2000 and May 9, 2000;

        (d) Registrant's Current Report on Form 8-K/A filed with the SEC on July 7, 2000.

        (e) The description of the Common Stock contained in MRV's Registration Statement on Form 8-A filed with the Commission on June 8, 1992, as amended by its Form 8-A/A filed with the Commission on February 24, 1994, including any amendment or report filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law allows for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Act"). Article 8 of the Registrant's Certificate of Incorporation and Article IX of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees, and other agents to the extent and under the circumstances permitted by the Delaware General Corporation Law. The Registrant has also entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors to the fullest extent not prohibited by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

 Exhibit
 Numbers
 -------
   4.1         Stock Option Agreement with William R. Spivey

   5           Opinion of Kirkpatrick & Lockhart LLP.

   23.1        Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 5).

   23.2        Consent of Arthur Andersen LLP

   23.3        Consent of T.N. Soong & Co.

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in
Item 6 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on this 26th day of July, 2000.


                                       MRV COMMUNICATIONS, INC.

                                       By:  /s/ Noam Lotan
                                          ------------------------------------
                                       Noam Lotan, President and
                                       Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes an appoints Noam Lotan, Shlomo Margalit and Edmund Glazer, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Names                               Title                                       Date
-----                               -----                                       ----
/s/ Noam Lotan                      President, Chief Executive Officer
------------------------------      (Principal Executive Officer), and a        July 26, 2000
        Noam Lotan                  Director

/s/ Shomo Margalit                  Chairman of the Board, Chief                July 26, 2000
------------------------------      Technical Officer, Secretary, and a
        Shlomo Margalit             Director

/s/ Edmund Glazer
------------------------------      Vice President of Finance  and              July 26, 2000
        Edmund Glazer               Administration, Chief Financial
                                    Officer
                                    (Principal Financial and Accounting
                                    Officer)

/s/ Igal Shidlovsky                 Director                                    July 26, 2000
-----------------------------
       Igal Shidlovsky

/s/ Guenter Jaensch                 Director                                    July 26, 2000
------------------------------
       Guenter Jaensch

/s/ Danie Tsui                      Director                                    July 26, 2000
------------------------------
       Daniel Tsui

/s/ Baruch Fischer                  Director                                    July 26, 2000
----------------------------
       Baruch Fischer

                                 EXHIBIT INDEX

 Exhibit
 Numbers       Description
 -------       -----------
   4.1         Stock Option Agreement with William R. Spivey

   5           Opinion of Kirkpatrick & Lockhart LLP.

   23.1        Consent of Kirkpatrick & Lockhart LLP (included in Exhibit 5).

   23.2        Consent of Arthur Andersen LLP

   23.3        Consent of T.N. Soong & Co.
